Exhibit 3.1

CERTIFICATE OF ELIMINATION
OF
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
OF
NOVELL, INC.

_________________

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

_________________

        Novell, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

        FIRST: Pursuant to the authority vested in the Board of Directors of the Corporation by the provisions of the Restated Certificate of Incorporation of the Corporation, as filed with the Secretary of State of the State of Delaware on October 31, 1995, as amended (the “Restated Certificate of Incorporation”), the Board of Directors of the Corporation created and authorized the issuance of a series of preferred stock designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) pursuant to the Certificate of Designation of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock of the Corporation, originally filed by the Corporation with the Secretary of State of the State of Delaware on February 21, 1997, as amended by the Certificate of Amendment of Certificate of Designation of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock of the Corporation filed on March 24, 2004 (as so amended, the “Certificate of Designation”).

        SECOND: None of the authorized shares of the Series A Preferred Stock is outstanding and none will be issued pursuant to the Certificate of Designation.

        THIRD: At a meeting of the Board of Directors of the Corporation on June 9, 2009, resolutions were duly adopted approving the proposed elimination of the Series A Preferred Stock as follows:

RESOLVED, that, the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to execute, acknowledge and file, in accordance with the provisions of the General Corporation Law of the State of Delaware, a certificate of elimination setting forth that none of the existing Series A Junior Participating Preferred Stock of the Corporation are outstanding and that none will be issued pursuant to the Certificate of Designation of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock of the Corporation governing such series, originally filed by the Corporation with the Secretary of State of the State of Delaware on February 21, 1997, as amended by the Certificate of Amendment of Certificate of Designation of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock of the Corporation filed on March 24, 2004, in such form as the officer executing the same shall determine to be necessary, advisable or appropriate, such determination to be conclusively established by the execution thereof.

        FOURTH: In accordance with Section 151(g) of the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation is hereby amended to eliminate all references to the Series A Preferred Stock.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Elimination to be executed by its duly authorized officer on this 15th day of June, 2009.

NOVELL, INC. By: /s/ Ronald W. Hovsepian Name: Ronald W. Hovsepian Title: President & Chief Executive Officer

CERTIFICATE OF ELIMINATION
OF
SERIES B CONVERTIBLE PREFERRED STOCK
OF
NOVELL, INC.

_________________

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

_________________

        Novell, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

        FIRST: Pursuant to the authority vested in the Board of Directors of the Corporation by the provisions of the Restated Certificate of Incorporation of the Corporation, as filed with the Secretary of State of the State of Delaware on October 31, 1995, as amended (the “Restated Certificate of Incorporation”), the Board of Directors of the Corporation created and authorized the issuance of a series of preferred stock designated as “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”) pursuant to the Certificate of Designation of Series B Convertible Preferred Stock of the Corporation, originally filed by the Corporation with the Secretary of State of the State of Delaware on March 24, 2004 (the “Certificate of Designation”).

        SECOND: None of the authorized shares of the Series B Preferred Stock is outstanding and none will be issued pursuant to the Certificate of Designation.

        THIRD: At a meeting of the Board of Directors of the Corporation on June 9, 2009, resolutions were duly adopted approving the proposed elimination of the Series B Preferred Stock as follows:

RESOLVED, that, the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to execute, acknowledge and file, in accordance with the provisions of the General Corporation Law of the State of Delaware, a certificate of elimination setting forth that none of the existing Series B Convertible Preferred Stock of the Corporation are outstanding and that none will be issued pursuant to the Certificate of Designation of Series B Convertible Preferred Stock of the Corporation governing such series, originally filed by the Corporation with the Secretary of State of the State of Delaware on March 24, 2004, in such form as the officer executing the same shall determine to be necessary, advisable or appropriate, such determination to be conclusively established by the execution thereof.

        FOURTH: In accordance with Section 151(g) of the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation is hereby amended to eliminate all references to the Series B Preferred Stock.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Elimination to be executed by its duly authorized officer on this 15th day of June, 2009.

NOVELL, INC. By: /s/ Ronald W. Hovsepian Name: Ronald W. Hovsepian Title: President & Chief Executive Officer